EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
DiamondRock Hospitality Company:

We consent to the incorporation by reference in the registration statement (No. 333-206255) on Form S-3 and the registration statements (Nos. 333-166713, 333-197987 and 333-211191) on Form S-8 of DiamondRock Hospitality Company of our reports dated February 27, 2018, with respect to the consolidated balance sheets of DiamondRock Hospitality Company as of December 31, 2017 and 2016, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2017, the related notes, and financial statement schedule III (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10-K of DiamondRock Hospitality Company.

/s/ KPMG LLP

McLean, Virginia
February 27, 2018